                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                            FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



               Date of report: September 11, 1997



                       US Airways Group, Inc.
                (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of Incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                      US Airways Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 872-5306
                 (Registrant's telephone number)



                         US Airways, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 872-7000
                 (Registrant's telephone number)



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Item 5. Other Events

     As previously disclosed, US Airways, Inc. ("US Airways") has been in discussions with The Boeing Company ("Boeing") and Rolls Royce Plc concerning certain agreements to purchase eight 757-200 aircraft and 40 737-300 aircraft. On September 11, 1997, Boeing filed suit against US Airways in the Superior Court of the State of Washington for King County alleging, among other things, that US Airways had breached these aircraft purchase agreements. The lawsuit seeks, among other things, monetary damages in an unspecified amount.

     US Airways intends vigorously to defend the Boeing lawsuit.
US Airways cannot predict the outcome of the lawsuit or whether
US Airways' financial condition or results of operations may be materially affected as a result of the lawsuit.



                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                    US Airways Group, Inc.

Date: October 6, 1997         By: /s/ James A. Hultquist
                                 ------------------------------
                                      James A. Hultquist
                                          Controller
                                   (Chief Accounting Officer)



                                       US Airways, Inc.

Date: October 6, 1997         By: /s/ James A. Hultquist
                                 ------------------------------
                                      James A. Hultquist
                                          Controller
                                   (Chief Accounting Officer)